Hosted Services Agreement	Exhibit 4.29

AMENDMENT NO. 31 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 31 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of February 1, 2014, is entered into by and between Navitaire LLC, a Delaware limited liability company (“NAVITAIRE”), and VRG Linhas Aereas S.A., as successor of GOL – Transportes Aereos S/A, a Brazilian corporation (“Customer”).  Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A.       NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) for the avoidance of doubt, there is no Amendment No. 5, (vi) Amendment No. 6 dated as of April 5, 2006, (vii) Amendment No. 7 dated as of June 1, 2006, (viii) Amendment No. 8 dated as of June 11, 2007 (ix) Amendment No. 9 dated as of August 20, 2007; (x) Amendment No. 10 dated as of August 27, 2007; (xi) Amendment No. 11 dated as of April 24, 2008; (xii) Amendment No. 12 dated as of April 24, 2008; (xiii) Amendment No. 13 dated as of July 31, 2008; (xiv) Amendment No. 14 dated as of October 31, 2008; (xv) Amendment No. 15 dated as of October 1, 2008; (xvi) Amendment No. 16 dated as of October 1, 2009; (xvii) Amendment No. 17 dated as of February 1, 2010; (xviii) Amendment No. 18 dated as of March 15, 2010; (xix) Amendment No. 19 dated as of June 25, 2010; (xx) Amendment No. 20 dated as of November 1, 2010; (xxi) Amendment No. 21 dated as of March 1, 2011; (xxii) Amendment No. 22 dated as of February 1, 2012; (xxiii) Amendment No. 23 dated as of February 5, 2012; (xxiv) Amendment No. 24 dated as of February 5, 2012; (xxv) Amendment No. 25 dated as of September 1, 2012; and (xxvi) Amendment No. 26 dated as of December 24, 2012; (xxvii) Amendment No. 27 dated as of January 1, 2013; (xxviii) Amendment No. 28 dated as of August 1, 2013; (xxix)  Amendment No. 29 dated as of December 2, 2013; and (xxx) Amendment No. 30 dated as of December 11, 2013 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B.      Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C.      NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1              Amendment to Main Terms and Conditions, as follows:

a)             Services in Support of Government or other Regulatory Requirements.  A new section is added as Section 4.16, Services in Support of Government or other Regulatory Requirements, as follows:

4.16      Services in Support of Government or other Regulatory Requirements.  Customer, and not NAVITAIRE, is responsible for: (a) any screening of passengers in connection with any government program, including but not limited to watchlist, do-not-fly list, designated person list or other list, and for any transaction for which passenger screening is required; (b) complying with applicable laws and regulations and requests and/or directions from relevant government authorities regarding such programs and/or lists as NAVITAIRE’s responsibilities are limited to collecting, storing, and transmitting the data as directed by Customer and NAVITAIRE shall have no responsibility for any failure or inaccuracy regarding passenger screening; (c) complying with any certification requirements of relevant government authorities; and (d) confirming the functionality of the Hosted Reservation Services meet their business needs with respect to such government or other regulatory requirements.  In the event Customer wishes NAVITAIRE to implement a change to the Services as a result of such requests and/or directions, Customer is responsible for determining the specific requirements of such potential changes and any such changes shall be subject to the Enhancement process

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

b)            Third Party Connections.  A new section is added as Section 4.17, Third Party Connections, as follows:

4.17      Third Party Connections.  The following terms are applicable to any Hosted Services functionality that requires a third party connection (for example, but without limitation, CRS/GDS connectivity):

4.17.1   NAVITAIRE’s responsibility is limited to providing functionality that facilitates a technical connection between Customer’s Hosted Services and the applicable third party.

4.17.2   NAVITAIRE is facilitating the connection with the third party at the direction of Customer.  For a connection with either SITA or ARINC, both SITA and ARINC require an agreement between NAVITAIRE and SITA or ARINC as the technical connection with the SITA or ARINC network is with NAVITAIRE.

4.17.3   NAVITAIRE is not subcontracting any of its obligations to such third parties.

4.17.4   NAVITAIRE has no responsibility for the performance of/fulfillment by such third party, including, without limitation, the use and treatment of any customer data by such third party and for any failure of the technical connection not under NAVITAIRE’s control and shall have no liability in connection with such performance or non-performance of such third party.

4.17.5   NAVITAIRE assumes that any data transmitted by such third parties to NAVITAIRE that NAVITAIRE is to process under this Agreement is accurate and meets Customer’s business requirements.  Except as expressly set forth in this Agreement, NAVITAIRE is not responsible for performing any validation or quality control activities with respect to such data.

4.17.6   With respect to third parties other than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Customer is responsible for:

•         entering into a separate agreement directly with such third party; and

•         ensuring the third party performs as required by Customer; and

•         payment of any fees associated with such third party performance; and

•         ensuring third party performs its obligations with Customer, as necessary to enable NAVITAIRE to perform its Services.

4.17.7   With respect to SITA and ARINC connections (other than for Services in support of Customer’s requirements to enable Customer to comply with government or other regulatory requirements), Customer is responsible for:

•         entering into a separate agreement directly with SITA and/or ARINC (except where a direct connection to the GDS is provided in accordance with Section 6 of Exhibit A); and

•         ensuring SITA and/or ARINC performs as required by Customer; and

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

•         payment of any fees associated with SITA and/or ARINC performance; and

•         ensuring SITA and/or ARINC perform its obligations with Customer, as necessary to enable NAVITAIRE to perform its Services.

4.17.8   With respect to SITA and ARINC connections for Services in support of Customer’s requirements to enable Customer to comply with government or other regulatory requirements, Customer is responsible for:

•         entering into a separate agreement directly with SITA and/or ARINC to the extent Customer wishes to have terms and conditions in place regarding the provision of services by SITA and/or ARINC; and

•         ensuring SITA and/or ARINC perform as required by Customer; and

•         payment of any fees associated with SITA and/or ARINC performance.

•         Customer is further responsible for providing routers or other hardware or software as needed for these connections

2              Amendment to Exhibit A - Hosted Reservation Services, as follows:

a)             Scope of Services (Replaced).  The line item titled ‘Inter Airline Through Check-in (IATCI) with: Delta, Air France….’ in Section 2, Scope of Services, of Exhibit A is hereby deleted in its entirety and replaced with the following:

‘X’ or ‘N/A’	Hosted Reservation Services – New Skies Add-On Functionality
X	Inter Airline Through Check-in (IATCI) with: • [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

b)            Scope of Services (Replaced).  The  following is hereby added to Section 2, Scope of Services, of Exhibit A:

‘X’ or ‘N/A’	Hosted Reservation Services – New Skies Add-On Functionality
X

CRS/GDS/ARS Type A/EDIFACT Availability Connectivity

•    Type A/EDIFACT Availability Connectivity (ITAREQ, HWPREQ, CLTREQ) with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]Type B/Teletype Connectivity

•    Instant Pay

c)             Scope of Services (Added).  The following is hereby added to Section 2, Scope of Services, of Exhibit A:

‘X’ or ‘N/A’	Hosted Reservation Services – New Skies Add-On Functionality
X	Message Facilitation for PNRGOV

d)            Scope of Services (Applied).  The Scope of Services for ‘Codeshare Distribution’ found in Section 2 of Exhibit A hereby applies for the additional Codeshare partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

e)             Functionality (Added).  The following is hereby added to Section 6, New Skies by Navitaire Functionality Included in Hosted Reservation Services, of Exhibit A:

Message Facilitation for PNRGOV
General Features – Message Facilitation for PNRGOV

•   PNRGOV is an interactive data collection system used by carriers to transmit traveler data to government entities. The Message Facilitation for PNRGOV facilitates the collection of the data required by Customer with respect to its regulatory requirements. Customer is responsible for providing the specific data, transport, and response requirements for each individual government entity. While each government entity has specific requirements, in general the system provides a mechanism for Customer to:

•   Format passenger (PNR) data for transmission.

•   Transmit PNR data to the connectivity provider (e.g. SITA/ARINC as directed by Customer) for the delivery of the data to the respective regulatory entity by the connectivity provider, which may include  the following types of information, based upon government specific requirements:

•   Booking Details: PNR (including CRS/GDS locators if available), create date, contact information, general remarks, travel agent information, reservation history

•   Payment Details: payment date, type, amount (may include credit card number if required)

•   Passenger Details: full name, passenger travel documents, ticketing information, frequent flyer information

•   Travel Details: flight date(s), itinerary, status, baggage, seats, code share information

•   Store confirmation in the PNR if PNRGOV message has been sent.

•   In the event that an acknowledgement message is received from the government entity, receive and store transmission date and time of the acknowledgement message in the DCS log, viewable via the DCS MESSAGES tab of the DCS log user interface.

•   Configure scheduled message transmit time via the Management Console.

•   Initiate ad-hoc messages from SkyPort or the Utilities interface to transmit PNR data.

Limitations and Exclusions

•   Acknowledgement message data viewable from the DCS MESSAGES tab is only available for the length of time that the EPIC logs are retained.

•   XML message formats are not supported.

•   NAVITAIRE will provide Customer with an initial sample format for these messages during implementation.  Any applicable fees in connection with any modifications to the message format made whether during implementation or thereafter will be charged to Customer on a time and materials basis.

•   Certification with connectivity provider is the responsibility of Customer.

•   PNRGOV functionality is only available for flights for which Customer utilizes New Skies check-in functions. PNRGOV functionality is not available for flights managed via a third party DCS.

•   Transmission of crew data is not supported.

3              Amendment to Exhibit F – Hosted Web Services, as follows:

a)             Scope of Services.  The following is hereby added to Section 2, Scope of Services, of Exhibit F:

‘X’ or ‘N/A’	NAVITAIRE Hosted Services Add-on Products
X	Additional Server to Support External IP Address
X	Hosting Customer VPN Equipment – Second Customer Managed VPN

b)            Functionality.  The following is hereby added to Section 7, Hosted Web Services Functionality, of Exhibit F:

Hosting Customer VPN Equipment Additional Server to Support External IP Address
General Features – Hosting Customer VPN Equipment

The following environment will be provided to Customer and housed by NAVITAIRE in the Minneapolis data center:

▪   1 console port for remote management

▪   2 switch ports

▪   1 unit of rack space

▪   1 public IP address

▪   1 Mb Internet bandwidth

Limitations and Exclusions

▪   Customer is responsible for maintenance of the servers, software, and any content on the machines.

▪   Customer provided hardware will not access or run any NAVITAIRE software provided by NAVITAIRE.

▪   NAVITAIRE is not responsible for the installation, configuration, maintenance, support, insurance or uptime of Customer equipment in this rack. Access to this rack/Customer equipment is subject to NAVITAIRE’s security policies.

▪   Additional hosting services are limited to the production data center and will not be replicated in the disaster recovery data center.

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

4              Amendment to Exhibit H – Price and Payment, as follows:

a)             Fee Allocation on Customer Hosted Reservation Services Invoice.  The following is added directly after the header for Section 1.1 Service Fees, of Exhibit H of the Agreement:

Fee Allocation on Customer Hosted Reservation Services Invoice.  NAVITAIRE and Customer hereby agree that the Monthly Recurring Service Fees outlined in Sections 1.1.1 Monthly Recurring Service Fees – New Skies Bundle, 1.1.2 Monthly Recurring Service Fees – Advance Passenger Information System (APIS) Connectivity Services/Products, 1.1.3 Monthly Recurring Service Fees – US Security, 1.1.6 Monthly Recurring Service Fees – Data Store Workbench, 1.1.7 Monthly Recurring Service Fees – Booking History Files, 1.1.11 Monthly Recurring Service Fees – Extended Look to Booked Segment Ratio Monthly Fees, and 1.1.15 Monthly Recurring Service Fees – Travel Commerce Services will be allocated in [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] separate numbers for billing purposes on the monthly Hosted Reservation Services invoice.  The percentage allocated to license fees will be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the total Monthly Recurring Service Fees, with the remaining [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] being allocated to the Hosted Services portion of the Monthly Recurring Service Fees.  The percentage break down, as provided above, is subject to adjustment by NAVITAIRE to the extent there are material changes in the product and services mix being contracted for by Customer.  NAVITAIRE will give no less than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] days advance notice of any such changes.

For the purposes of clarification, NAVITAIRE has granted Customer a license to use the Hosted Services outlined below.  If Customer terminates the Hosted Services Agreement or discontinues use of the Hosted Services, said license to use that system, including any software, terminates.

b)            New Skies Bundle Components.  The seventh bulleted item under Section 1.1.1(a) of Exhibit H, Section 1.1.1(a) is hereby deleted in its entirety and replaced as follows:

•         Additional partners in excess of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] non GDS/CRS partners documented above, each of which will be charged the additional [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] fee per month include: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

c)             New Skies Bundle Components. The eighth bulleted item under Section 1.1.1(a) of Exhibit H, Section 1.1.1(a) is hereby deleted in its entirety and replaced as follows:

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

•         Codeshare Distribution with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Operating and/or Marketing Codeshare partners.  Existing partners are as follows:  Operating Type B/Teletype Codeshare with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].  Marketing Type B/Teletype and Operating Type A/EDIFACT Codeshare with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].  The New Skies Bundle includes up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] collective CRS/GDS/ARS Codeshare bookings across Operating and/or Marketing Codeshare partners1 Customer may replace a partner with another partner via a mutually agreed and executed amendment.  Any Codeshare partners over and above [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] partners shall be subject to additional Monthly Recurring Service Fees.

d)            Monthly Recurring Service Fees (Applied).  The Monthly Recurring Service Fees – Inter Airline Through Check-in (IATCI) found in Section 1.1.12 of Exhibit H hereby apply for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as additional IATCI partners.

e)             Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.19 to Exhibit H:

1.1.19    Monthly Recurring Service Fees – PNRGOV [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT][CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (tax authority).

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Reservation Services – New Skies Add-On Products/Services
X	Government Security Message Facilitation	PNRGOV	PNRGOV Countries: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] PNRGOV messages	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per message

f)              Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.20 to Exhibit H:

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

1.1.20    Monthly Recurring Service Fees – Hosted Web Services - Additional IP Address.

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Web Services Add-On Products/Services
X	Hosted Web Services	Server to Support External IP Address	N/A	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

g)            Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.21 to Exhibit H:

1.1.21    Monthly Recurring Service Fees – Hosting Customer VPN Equipment – Additional Server.

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Web Services Add-On Products/Services
X	Hosting Customer VPN Equipment	Hosting Customer VPN Equipment – Second Customer Managed VPN	N/A	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

h)            Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.22 to Exhibit H:

1.1.22    Monthly Recurring Service Fees – CRS/GDS/ARS Type A/EDIFACT Availability Connectivity.

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Web Services Add-On Products/Services
X	Type A / EDIFACT Connectivity	Availability	Availability Partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

i)              Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.23 to Exhibit H:

1.1.23    Monthly Recurring Service Fees – CRS/GDS/ARS Type B/Teletype Codeshare Distribution:

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Reservation Services – New Skies Add-On Products/Services
X	Type B / Teletype Codeshare Distribution	Standard AIRIMP Option 1, 2, or Option 4 IATA message formats. Note: Excludes Block Space Codeshare arrangements booked via non-automated booking processes	Codeshare “Operating” Partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (Marketing Codeshare)	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	See Section 1.1.1(a), 8th bullet, of Exhibit H	See Section 1.1.1(a), 8th bullet, of Exhibit H

j)              Implementation Fees.  The following Implementation Fees are hereby added to Section 1.2 of Exhibit H:

SELECTED	Products and/or Services	Description	Partners or Connections	Minimum Implementation Fee (per partner / connection)	Maximum Number of Hours Included in Minimum Implementation Fee (additional hours provided on a time and materials basis per Section 1.3)
Hosted Reservation Services – New Skies Add-On Products/Services
X	Type A / EDIFACT Connectivity	Inter Airline Through Check-In (IATCI)	IATCI Partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
		Availability	Availability Partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X	Type B / Teletype Codeshare Distribution (“Codeshare Express”)	Standard AIRIMP Option 1, 2, or Option 4 IATA message formats Note: Excludes Block Space Codeshare arrangements booked via non-automated booking processes	Codeshare “Operating” Partners: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (Marketing Codeshare)	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X	Government Security Message Facilitation	PNRGOV	PNRGOV Countries: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] hours

(Customer must be on New Skies version 3.4.8 or higher to begin this implementation project.

Hosted Web Services – SkySales Internet Suite Add-On Products/Services
X	Hosted Web Services	Hosted Web Services – Additional Server to Support External IP Address	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X	Hosting Customer VPN Equipment	Hosting Customer VPN Equipment – Second Customer Managed VPN	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

Unless otherwise mutually agreed and documented via an executed Amendment or Work Order:

•         products and/or services that are not part of Customer’s initial purchase, but are added later via an Amendment, require [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the corresponding Minimum Implementation Fee be paid in full upon execution of an Amendment to the Agreement to add such products and/or services, with the remaining fifty [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] due and payable in full upon completion of the corresponding implementation project; and

•         Minimum Implementation Fees exclude travel expenses and do not include any new development.

5              Amendment to Entire Agreement, as follows:

a)             References to Code-Share.  All references to ‘Code-Share’ throughout the Agreement are hereby deleted in their entirety and replaced with ‘Codeshare’.

6              No Other Changes.  Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect.  This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

7              Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.29

8              Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

9              Conflict of Provisions.  In the event that there exists a conflict between any term, condition, or provision contained within this Amendment, and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year written below.

NAVITAIRE LLC
Signature:
Printed Name:
Title:
Date:
VRG LINHAS AEREAS S.A
Signature:
Printed Name:
Title:
Date:

Witness Name:
Witness ID:

Witness Name:
Witness ID:

NAVITAIRE Proprietary and Confidential